UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2025

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2025, Mercantile Bank Corporation (“Mercantile”) and Eastern Michigan Financial Corporation (“EFIN”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which EFIN will merge with and into an acquisition subsidiary of Mercantile, with the acquisition subsidiary as the surviving corporation (the “Merger”). Following the Merger, Mercantile will operate for a period of time as a two-bank holding company. The newly acquired Eastern Michigan Bank will operate alongside Mercantile’s existing bank, Mercantile Bank, until the first quarter of 2027 at which time Mercantile plans to consolidate Eastern Michigan Bank into Mercantile Bank.

Under the terms of the Merger Agreement, each outstanding share of EFIN’s common stock will be converted into the right to receive $32.32 in cash and 0.7116 shares of Mercantile common stock, for an aggregate transaction value of approximately $95.8 million.

The Merger Agreement has been approved by the boards of directors of each of Mercantile and EFIN. The parties anticipate that the Merger will close in the fourth quarter of 2025, subject to receiving approval of the Merger Agreement by EFIN’s shareholders and applicable regulatory agencies, and the fulfillment of other customary closing conditions.

The Merger Agreement contains customary representations and warranties from each of Mercantile and EFIN with respect to its and its subsidiaries’ businesses. In addition, the Merger Agreement includes customary covenants, including, among others, (i) covenants by each party relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (ii) covenants by EFIN relating to EFIN’s obligation to call a meeting of its shareholders to approve the Merger Agreement, (iii) a covenant by EFIN, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement and (iv) covenants regarding exclusivity.

The Merger Agreement may be terminated under certain conditions, including, among others, if the closing of the Merger has not occurred by June 30, 2026. In addition, prior to obtaining shareholder approval of the Merger, EFIN may terminate the Merger Agreement under certain circumstances, including the good faith determination by its board of directors that it has received an unsolicited bona fide “superior proposal,” which remains a superior proposal after any proposed modification of the Merger Agreement, if any, by Mercantile. In addition, Mercantile may terminate the Agreement if (i) EFIN fails to hold its shareholder meeting to approve the Merger Agreement within the time frame set forth in the Merger Agreement, or (ii) if EFIN’s Board of Directors makes a Company Adverse Recommendation (as defined in the Merger Agreement). If the Merger Agreement is terminated under certain circumstances, EFIN must pay Mercantile a termination fee of $3.68 million.

Pursuant to the terms of the Merger Agreement, on or immediately after the effective time of the Merger, and subject only to any applicable regulatory approvals and Mercantile’s customary background screening and evaluation procedures for potential directors, Mercantile will appoint one former non-employee director of EFIN to Mercantile’s and Mercantile Bank’s Board of Directors. In addition, the other directors of EFIN will be invited to join a regional advisory board.

In connection with the Merger Agreement, the directors and executive officers (in their capacity as shareholders) of EFIN have entered into voting agreements (“Voting Agreements”) pursuant to which they have agreed to vote shares of EFIN common stock owned beneficially or of record by such shareholder in favor of the Merger Agreement and related matters.

The Merger Agreement also contains usual and customary representations and warranties that Mercantile and EFIN made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Mercantile and EFIN, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Mercantile and EFIN rather than establishing matters as facts.

The foregoing summaries of the Merger Agreement and Voting Agreements are not complete and are qualified in their entirety by reference to the complete text of such document, which are filed as Exhibits 2.1 and 10.1 to this Form 8-K, and which are incorporated herein by reference in their entirety.

Item 2.02	Results of Operations and Financial Condition.

Earnings Release

On July 22, 2025, Mercantile Bank Corporation (the “Company”) issued a press release announcing earnings and other financial results for the quarter ended June 30, 2025.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated here by reference.

Item 7.01	Regulation FD Disclosure.

The Company has prepared presentation materials (the “Conference Call & Webcast Presentation”) that management intends to use during its previously announced Second Quarter 2025 conference call on Tuesday, July 22, 2025 at 10:00 am Eastern Time, and from time to time thereafter in presentations about the Company’s operations and performance. The Company has simultaneously released a presentation to investors containing additional information regarding the Merger (the “Merger Presentation” or collectively with the Conference Call & Webcast Presentation, the “Presentations”). The Presentations are included in this Report as Exhibits 99.3 and 99.4, respectively, and are furnished herewith, and shall not be deemed “filed” for any purpose nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

The Company may use the Presentations, possibly with modifications, in presentations to current and potential investors, analysts, lenders, business partners, acquisition candidates, customers, employees and others with an interest in the Company and its business.

The Conference Call & Webcast Presentation is also available on the Company's website at http://ir.mercbank.com. Materials on the Company’s website are not part of or incorporated by reference into this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1, 99.3, and 99.4, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                    Description

2.1	Agreement and Plan of Merger dated July 22, 2025, between Mercantile Bank Corporation, Eastern Michigan Financial Corporation and Shamrock Merger Sub Inc.

10.1	Form of Voting Agreement.

99.1	Press release of Mercantile Bank Corporation dated July 22, 2025, reporting financial results and earnings for the quarter ended June 30, 2025.

99.2	Joint Press Release of Mercantile Bank Corporation and Eastern Michigan Financial Corporation regarding the Agreement and Plan of Merger.

99.3	Mercantile Bank Corporation Conference Call & Webcast Presentation dated July 22, 2025.

99.4	Merger Presentation dated July 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief
Financial Officer and Treasurer

Date: July 22, 2025

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